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As filed with the Securities and Exchange Commission on May 31, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	22-3192085 (I.R.S. Employer Identification No.)
65 Hayden Avenue Lexington, MA 02421 (781) 860-8660 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael W. Bonney
President and Chief Executive Officer
Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:
Julio E. Vega, Esq. Matthew J. Cushing, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 (617) 951-8000	David E. Redlick, Esq. Stuart R. Nayman, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, NY 10022 (212) 937-7200

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-134559

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Convertible Subordinated Notes	$33,750,000(1)	100%(2)	$33,750,000(2)	$3,611.25(3)

Common Stock, par value $.001 per share	—(4)	N/A	N/A	N/A(5)

Total	$33,750,000		$33,750,000	$3,611.25

(1)
Represents aggregate principal amount of the convertible notes being registered.

(2)
Estimated solely for calculating the registration fee.

(3)
Calculated in accordance with Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act").

(4)
An indeterminate number of shares may be issuable from time to time upon conversion of the convertible notes.

(5)
No additional consideration will be received from the common stock issuable upon conversion of the convertible notes and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

EXPLANATORY NOTE

        This registration statement is being filed to register additional convertible notes and shares of our common stock, par value $.001 per share issuable upon conversion of such notes, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-134559) which became effective on May 30, 2006, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 31st day of May 2006.

CUBIST PHARMACEUTICALS, INC.
By:	/s/ MICHAEL W. BONNEY Michael W. Bonney President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. BONNEY Michael W. Bonney	President, Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2006
/s/ DAVID W.J. MCGIRR David W.J. McGirr	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2006
* Kenneth M. Bate	Director	May 31, 2006
* David W. Martin, Jr.	Director	May 31, 2006
* Walter R. Maupay, Jr.	Director	May 31, 2006
* Martin Rosenberg	Director	May 31, 2006
* J. Matthew Singleton	Director	May 31, 2006
* Michael B. Wood	Director	May 31, 2006
*By:	/s/ DAVID W.J. MCGIRR (Attorney-in-fact) David W.J. McGirr

EXHIBIT INDEX

Exhibits
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Cubist's Registration Statement on Form S-3/ASR (File No. 333-134559) filed with the SEC on May 30, 2006).
4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Cubist's Registration Statement on Form S-1) (Registration No. 333-06795).
4.2
Rights Agreement, dated as of July 21, 1999, between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 to Cubist's Current Report on Form 8-K filed on August 5, 2005) (File No. 000-21379).
4.3
First Amendment to the Rights Agreement, dated as of March 3, 2000, between Cubist and Fleet National Bank (f/k/a BankBoston, N.A.), as Rights Agent (incorporated by reference to Exhibit 4.2 to Cubist's Current Report on Form 8-K filed on August 5, 2005) (File No. 000-21379).
4.4
Amendment to the Rights Agreement, dated as of March 20, 2002, between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A.), as Rights Agent (incorporated by reference to Exhibit 4.3 to Cubist's Current Report on Form 8-K filed on August 5, 2005) (File No. 000-21379).
4.5
Third Amendment to the Rights Agreement, dated as of August 2, 2005, between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A.), as Rights Agent (incorporated by reference to Exhibit 4.4 to Cubist's Current Report on Form 8-K filed on August 5, 2005) (File No. 000-21379).
4.6	Form of Amended Rights Certificate (included in Exhibit 4.3).
4.7	Form of Indenture (incorporated by reference to Exhibit 4.7 to Cubist's Registration Statement on Form S-3/ASR (File No. 333-134559) filed with the SEC on May 30, 2006).
5.1	Opinion of Bingham McCutchen LLP.
12.1	Statement re: Computation of Deficiency of Earnings to Fixed Charges.
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).
23.2	Consent of PricewaterhouseCoopers LLP.
25.1
Statement of Eligibility under the Trust Indenture Act of 1939 of a corporation Designated to Act as Trustee on Form S-1 (incorporated by reference to Exhibit 25.1 to Cubist's Registration Statement on Form S-3/ASR (File No. 333-134559) filed with the SEC on May 30, 2006).

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX